Exhibit 99.1

Broadridge Acquires StockTrans

New Dimension of Service Offered As Broadridge Enters Stock Transfer Agency Business

Lake Success, New York – March 9, 2010 – Broadridge Financial Solutions, Inc. (NYSE:BR), a leading provider of technology services to public companies and the financial services industry, today announced the acquisition of StockTrans, a leading provider of registrar, stock transfer and record keeping services with over 35 years of experience in the stock transfer agency industry. The acquisition closed yesterday, March 8th.

Broadridge’s strategic acquisition of StockTrans is intended to better address the needs public companies have voiced for lower-cost, more reliable shareholder record maintenance and communication services. StockTrans and Broadridge share an uncompromising dedication to delivering extraordinary service, and together are focused on ways to further reduce corporate issuers’ overall costs by aggressively applying technology to registrar and stock transfer processes. Broadridge and StockTrans are delivering these enhanced services in concert with shareholder communications and voting solutions to make the year-round management of these functions easier and more efficient for corporate issuers.

“Acquiring StockTrans is a natural extension of the proxy and shareholder communication services that over 1,600 corporate issuers have chosen Broadridge to perform on their behalf. It also allows us to expand on the experience we have in record keeping services, processing corporate actions and escheatment,” said Robert Schifellite, president of Broadridge’s Investor Communication Solutions business. “This is an opportunity to apply our proven leading technologies to a broader set of solutions and support even more corporate issuers as they face increasing budget constraints and resource demands, all while increasing transparency through the entire process,” Mr. Schifellite explained. He continued, “Broadridge will add value to the stock transfer process by establishing new standards for streamlined processing and communications by leveraging its established processes with over 800 bank and broker-dealer clients that coordinate the existing beneficial stockholder clearance and settlement system.”

StockTrans, with over 140 clients throughout the U.S. and around the globe, servicing approximately 60,000 shareholders, was founded in 1976. It will retain its function as a part of Broadridge’s Investor Communication Solutions business. “The synergies between StockTrans and Broadridge enable a significantly more streamlined service offering for existing and prospective clients,” said Jonathan Miller, president of StockTrans. “As part of Broadridge, our clients and employees benefit from the combined expertise and dedication of our organizations. This positions us to better anticipate and meet client needs in the rapidly changing transfer agency marketplace.”

Broadridge is leveraging StockTrans’ proven service model and extending the same reliability, innovative thinking and cost efficiencies to the registrar and transfer agency business that it has to proxy and shareholder communications for more than two decades. Broadridge also introduces the highest level of data security to stock transfer services. Broadridge will soon utilize its ISO 27001 certified data centers to manage StockTrans’ applications and data. ISO 27001 certification is the world’s highest accreditation for information protection and security. Broadridge is one of only nine U.S. data processing services providers to the financial services industry that is ISO 27001 certified.

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About Broadridge

Broadridge is a technology services company focused on global capital markets. It is the market leader enabling secure and accurate processing of information for communications and securities transactions among issuers, investors and financial intermediaries. Broadridge builds the infrastructure that underpins proxy services for over 90% of public companies and mutual funds in North America; processes more than $3 trillion in fixed-income and equity trades per day; and saves companies billions annually through its technology solutions. For more information about Broadridge, please visit www.broadridge.com.

About StockTrans

StockTrans is an industry leading stock transfer agent helping small and mid-cap companies around the world with their stock transfer and plan administration needs. For more than 37 years, StockTrans has stood out in the stock transfer industry with its unmatched customer service, experienced staff, affordable services and use of the latest technology. For more information, please visit www.stocktrans.com.

Forward-Looking Statements

This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 (the “2009 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the 2009 Annual Report. These risks include: the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients; the pricing of Broadridge’s products and services; changes in laws affecting the investor communication services provided by Broadridge; changes in laws regulating registered securities clearing firms and broker-dealers; declines in trading volume, market prices, or the liquidity of the securities markets; any material breach of Broadridge security affecting its clients’ customer information; Broadridge’s ability to continue to obtain data center services from its former parent company, Automatic Data Processing, Inc. (“ADP”); any significant slowdown or failure of Broadridge’s systems; Broadridge’s failure to keep pace with changes in technology and demands of its clients; availability of skilled technical employees; the impact of new acquisitions and divestitures; competitive conditions; and overall market and economic conditions. Broadridge disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:

Edward Orgon

The Torrenzano Group

+1 (212) 681-1700

eorgon@torrenzano.com

Broadridge Media Contact:

Arlene Driscoll

Broadridge Financial Solutions, Inc.

+1 (212) 981-1347

Arlene.Driscoll@broadridge.com

Broadridge Investor Relations Contact:

Rick Rodick

Broadridge Financial Solutions, Inc.

+1 (201) 714-3423

Rick.Rodick@Broadridge.com